UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2105 Plantation Village Dorado, Puerto Rico		00646
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

Authentic Teas, Inc.

Suite 1801-1 Yonge Street

Toronto, Ontario M5E 2A3 Canada

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.03	Amendments to Articles of Incorporation or Bylaws

Forward Stock Split

At 6:30 pm (EST) on September 13, 2013, Authentic Teas, Inc., a Nevada corporation (“AUTT”), effectuated a three-for-one (3:1) forward stock split (“Forward Split”) of its outstanding shares of common stock, par value $0.001 per share (the “AUTT Common Stock”). As a result of the Forward Split, the 4,011,600 issued and outstanding shares of AUTT Common Stock automatically, and without any further action by any of the AUTT stockholders, increased to 12,034,800 shares of AUTT Common Stock. The authorized number and par value of the AUTT Common Stock were unchanged.

Reincorporation

At 7:00 pm (EST) on September 13, 2013 (after the Forward Split), AUTT merged with and into MOJO Data Solutions, Inc. (“MOJO”), a Puerto Rico corporation and a wholly-owned subsidiary of AUTT formed in the Commonwealth of Puerto Rico on August 21, 2013 solely for the purpose of reincorporating AUTT in Puerto Rico under the new name (the “Reincorporation”).

Pursuant to that certain Agreement and Plan of Merger, dated August 27, 2013, by and between AUTT and MOJO (the “Merger Agreement”), AUTT merged with and into MOJO, with MOJO being the surviving corporation (hereinafter referred to as the “Company”) and AUTT ceasing to exist. Each of the 12,034,800 outstanding shares of AUTT Common Stock automatically, and without any further action by any of the AUTT stockholders, became shares of common stock, par value $0.001, of MOJO (“MOJO Common Stock”), on a one-for-one basis. As a result of the Reincorporation, the Certificate of Incorporation and Bylaws of MOJO became the Certificate of Incorporation and Bylaws of the Company. The executive officers and members of the Board of Directors of AUTT as reported by AUTT on a Form 8-K filed with the Securities and Exchange Commission on August 27, 2013 are the executive officers and members of the Board of Directors of the Company.

A Certificate of Merger was filed with the Nevada Secretary of State and Puerto Rico Secretary of State on August 29, 2013 and September 10, 2013, respectively.

The Board of Directors and the holder of 2,750,000 shares of AUTT Common Stock, representing approximately 68.6% of the outstanding voting capital stock of AUTT, approved of the Forward Split and Reincorporation by joint written consent in lieu of a meeting on August 26, 2013 and August 27, 2013, respectively.

The Board of Directors of MOJO and AUTT, being the sole stockholder of MOJO, approved of the Reincorporation by joint written consent in lieu of a meeting on August 27, 2013.The Forward Split and Reincorporation became effective with the Over-the-Counter Bulletin Board (OTCBB) at the opening of trading on September 16, 2013 under the symbol “AUTTD”. The “D” will be placed on our ticker symbol for 20 business days and then our stock symbol will change from “AUTT” to “MJDS” to better reflect the name change. The new CUSIP number for the Company’s Common Stock is 60841U 100.

AUTT stockholders will be given MOJO Common Stock certificates reflecting the Forward Split and Reincorporation upon surrender of their existing AUTT stock certificates to the Company’s transfer agent: Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89103, Telephone: (702) 818-5898, Website: www.empirestock.com.

On September 13, 2013, the Financial Industry Regulatory Authority (“FINRA”) announced its approval of the Forward Split and Reincorporation, with an effective date September 16, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 27, 2013, by and between Authentic Teas, Inc., a Nevada corporation, and MOJO Data Solutions, Inc., a Puerto Rico corporation

2.2	Certificate of Merger of Authentic Teas, Inc., filed with the Secretary of State of Nevada on August 29, 2013.
2.3	Certificate of Merger of MOJO Data Solutions, Inc., filed with the Secretary of State of Puerto Rico on September 10, 2013.

3.1	Certificate of Amendment to the Certificate of Incorporation of Authentic Teas, Inc., a Nevada corporation, filed with the Secretary of State of Nevada on August 28, 2013.
3.2	Certificate of Incorporation of MOJO Data Solutions, Inc., a Puerto Rico corporation, filed with the Secretary of State of Puerto Rico on August 21, 2013.

3.3	Bylaws of MOJO Data Solutions, Inc., a Puerto Rico corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS, INC.

Dated: September 16, 2013	By:	/s/ JOSEPH SPITERI
Joseph Spiteri President, Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer)